UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2001

Penn Virginia Corporation
(Exact name of registrant as specified in its charter)

Virginia (Name or other jurisdiction of incorporation)	0-753 (Commission File Number)	23-1184320 (IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (610) 687-8900

Item 2. Acquisition or Disposition of Assets.

On July 9, 2001, Registrant caused two of its wholly owned subsidiaries to form Penn Virginia Virginia Resource Partners, L.P., a Delaware limited partnership (the "Partnership") to engage in the business of managing Registrant's Central Appalachian coal properties. These properties contain approximately 500 million tons of proven and probable coal reserves and related assets, including approximately 173 million board feet of timber, located on approximately 218,000 acres in Virginia, West Virginia and Kentucky. The Partnership acquired title to Registrant's coal reserves and related assets through a series of intercompany mergers and commenced management of Registrant's coal properties on September 14, 2001.

On October 30, 2001, the Partnership completed a public offering of 7,475,000 Common Units representing limited partner interests in the Partnership at an aggregate offering price of $156,975,000. The offering was made pursuant to the Partnership's prospectus dated October 24, 2001. The Partnership used the net proceeds of the offering, together with amounts drawn under its credit facility (1) to repay $116.5 million in debt owed to the Registrant and (2) to make $7.2 million distribution to the Registrant. All Partnership debt in excess of the $116.5 million paid to the Registrant was cancelled by the Registrant. Upon completion of the offering, Registrant, through its wholly owned subsidiaries, owned a 2% general partner interest in the Partnership, as well as 174,880 Common Units and 7,649,880 Subordinated Units representing, in the aggregate, a 50.12 % limited partner interest in the Partnership.
Item 7. Financial Statements and Exhibits.

(b) Pro Forma Financial Information. See "Index to Financial Statements" on page F-1.

(c) Exhibits.

Exhibit 10.1 Underwriting Agreement dated October 24, 2001 among Registrant, the Partnership, Penn Virginia Resource GP, LLC (the "General Partner") and Penn Virginia Operating Co., LLC (the "Operating Company") and Lehman Brothers Inc. and the other underwriters party thereto.

Exhibit 10.2 Omnibus Agreement dated October 30, 2001 among Registrant, the Partnership, the General Partner and the Operating Company.

Exhibit 99. Press Release dated October 25, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2001	Penn Virginia Corporation

__________________________________
By: /s/ Nancy M. Snyder
Vice President

Penn Virginia Corporation
Pro Forma Consolidated Financial Statements
(Unaudited)

    The unaudited pro forma consolidated financial information of Penn Virginia Corporation (the "Company" or "Penn Virginia") is based on the Company's historical financial statements, adjusted to give effect to (1) the property sale of oil and gas properties primarily located in Kentucky and West Virginia (the "Property Sale") in December 2000, (2) the sale of 3,307,200 shares of Norfolk Southern Corporation common stock (the "Stock Sale") on April 26, 2001, (3) the acquisition of Synergy Oil & Gas, Inc. (the "Acquisition" or "Synergy") on July 23, 2001, and (4) the sale of 7.5 million common units in an initial public offering for one of the Company's subsidiaries (the "IPO") on October 30, 2001 . The pro forma consolidated balance sheet as of June 30, 2001 assumes that the Acquisition and the IPO occurred as of June 30,2001. The pro forma consolidated income statements for the year ended December 31, 2000 and the six months ended June 30, 2001 assume that the Property Sale, Stock Sale, Acquisition and the IPO occurred on January 1, 2000.

    The Historical Company Consolidated results of operations for the year ended December 31, 2000, are derived from the Company's 2000 audited consolidated financial statements. The Historical Company Consolidated results of operations and balance sheet for the six months ended June 30, 2001, are derived from the unaudited consolidated financial statements of the Company.

    The unaudited pro forma consolidated financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the date specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma consolidated financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors.

    The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company's Annual Report Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

Penn Virginia Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2001
(in thousands, except share date)

Assets	The Company Historical	Synergy Historical	The Acquisition		The IPO		Pro Forma Consolidated
			(Note 3)		(Note 4)
Current Assets	$ 18,337	$ 5,369	$ -		$141,887 43,387 (124,345)	(l) (m) (o)	$ 84,635
Long-term notes receivable	2,092	-	-		-		2,092

Oil and gas properties, wells and equipment using the successful efforts method of accounting	194,007	51,957	104,592	(f)	-		350,556
Other property and equipment	117,071	345	-		-		117,416
Accumulated depreciation and depletion	(59,617)	(17,881)	17,881	(g)	-		(59,617)
Net property, plant and equipment	251,461	34,421	122,473		-		408,355
Other assets	1,802	2,693	(560)		879	(n)	4,814
Total assets	$ 273,692	$ 42,483	$ 121,913		$ 61,808		$ 499,896

Liabilities and Shareholders' Equity
Current Liabilities	$ 33,722	$ 5,711	$ -		$ -		$ 39,433
Other liabilities	5,673	-	1,149	(f)	-		6,822
Deferred income taxes	15,754	1,679	43,512	(f)	-		60,945
Convertible subordinated debentures	-	711	(711)	(h)	-		-
Long-term debt, net of current installments	12,000	-	112,345	(f)	43,387 (124,345)	(m) (o)	43,387
Minority interest	-	-	-		142,766	(l) (n)	142,766
Shareholders' equity	206,543	34,382	(34,382)	(f)	-		206,543
Total liabilities and shareholders' equity	$ 273,692	$ 42,483	$ 121,913		$ 61,808		$ 499,896

See Notes to pro forma consolidated financial statements

Penn Virginia Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Income Statement
Year Ended December 31, 2000
(in thousands, except per share data)

	The Company Historical	The Property Sale		The Stock Sale		The Company Sub Total	Synergy Historical	The Acquisition		The IPO		Pro Forma Consolidated
		(Note 1)		(Note 2)				(Note 3)		(Note 4)
Revenue
Oil and gas sales	$ 46,851	$ (9,843)	(a)	$ -		$ 37,008	$ 21,598	$ -		$ -		$ 58,606
Royalties - coal	24,308	-		-		24,308	-	-		-		24,303
Timber	2,388	-		-		2,388	-	-		-		2,388
Dividends	2,646	-		(2,646)	(c)	-	-	-		-		-
Other Income	5,010	(354)	(a)	-		4,656	-	-		-		4,656
Total Revenues	81,203	(10,197)		(2,646)		68,360	21,598	-		-		89,958

Expenses
Operating expenses	7,629	(1,576)	(a)	-		6,053	4,991	-		-		11,044
Exploration and development	5,660	(189)	(a)	-		5,471	2,593	-		-		8,064
Taxes other than income	3,648	(801)	(a)	-		2,847	1,997	-		-		4,844
General and administrative	11,398	(10)	(a)	-		11,388	2,484	-		-		13,872
Depreciation and depletion	12,027	(1,592)	(a)	-		10,435	4,655	5,280	(i)	-		20,370
Total expenses	40,362	(4,168)		-		36,194	16,720	5,280		-		58,194

Operating income, (loss)	40,841	(6,029)	(a)	(2,646)		32,166	4,878	(5,280)		-		31,764

Interest expense	(7,878)	-		7,878	(d)	-	(994)	994	(j)	(1,771)	(p)	(1,771)
Interest income and other	1,482	-		-		1,472	44	-		-		1,516
Impairment of oil and gas properties	-	-		-		-	(248)	-		-		(248)
Gain on sale of property	24,795	-		-		24,795	531	-		-		25,326
Income before minority interest and income tax expense	59,230	(6,029)		5,232		58,433	4,211	(4,286)		(1,771)		56,587
Minority interest	-	-		-		-	-	-		9,676	(q)	9,676
Income tax expense	19,965	(2,032)	(b)	2,479	(e)	20,412	1,393	(1,500)	(k)	(4,006)	(p)	16,299
Net income	$ 39,265	$ (3,997)		$ 2,753		$ 38,021	$ 2,818	$ (2,786)		$ (7,441)		$ 30,612

Net income per share, basic	$ 4.76											$ 3.71
Net income per share, diluted	$ 4.69											$ 3.66
Weighted average shares outstanding, basic	8,241											8,241
Weighted average shares outstanding, diluted	8,371											8,371

See Notes to pro forma consolidated financial statements

Penn Virginia Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Income Statement
Six months ended June 30, 2001
(in thousands, except per share data)

	The Company Historical	The Stock Sale		The Company Sub-Total	Synergy Historical	The Acquisition		The IPO		Pro Forma Consolidated
		(Note 2)				(Note 3)		(Note 4)
Revenue
Oil and gas sales	$31,706	$ -		$ 31,706	$ 17,986	-		-		$ 49,692
Royalties - coal	15,261	-		15,261	-	-		-		15,261
Timber	758	-		758	-	-		-		758
Dividends	198	(198)	(c)	-	-	-		-		-
Other Income	3,105	-		3,105	-	-		-		3,105
Total revenues	51,028	(198)		50,830	17,986	-		-		68,816

Expenses
Operating expenses	3,571	-		3,571	2,880	-		-		6,451
Exploration and development	2,655	-		2,655	33	-		-		2,688
Taxes other than income	2,615	-		2,615	1,308	-		-		3,923
General and administrative	5,963	-		5,963	1,416	-		-		7,379
Depreciation and depletion	6,761	-		6,761	2,298	2,948	(i)	-		12,007
Total expenses	21,565	-		21,565	7,935	2,948		-		32,448

Operating income, (loss)	29,463	(198)		29,265	10,051	(2,948)		-		36,368

Interest expense	(1,096)	1,096	(d)	-	(265)	265	(j)	(886)	(p)	(886)
Interest income and other	834	-		834	18	-		-		852
Gain (loss) on sale of property	54,688	-		54,688	54	-		-		54,742
Other income	844	-		844	-	-		-		844
Income before minority interest and income tax expense	84,733	898		85,631	9,858	(2,683)		(886)		91,920
Minority interest	-	-		-		-		6,299	(q)	6,299
Income tax expense	31,005	314	(e)	31,319	(263)	(939)	(k)	(2,515)	(p)	27,602
Net income	$ 53,728	$ 584		$ 54,312	$ 10,121	$ (1,744)		$ (4,670)		$ 58,019

Net income per share, basis	$ 6.19									$ 6.68
Net income per share, diluted	$ 6.09									$ 6.57

Weighted average shares outstanding, basic	8,679									8,679
Weighted average shares outstanding, diluted	8,827									8,827

See Notes to Pro Forma Consolidated Financial Statements

Penn Virginia Corporation
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

1.  Pro Forma Adjustments - The Property Sale

    In December 2000, the Company sold oil and gas properties located in Kentucky and West Virginia. Proceeds from the sale totaled $54.3 million, after closing adjustments, and the Company recognized a gain of $23.0 million ($14.2 million after tax). The following describe the adjustments made to reflect the transaction in the December 31, 2000 income statement:

(a)	Reflects the removal of the results of operations for the related properties.
(b)	Income tax expense has been adjusted to give tax effect to results of operations for the related properties.

2.       Pro Forma Adjustments - The Stock Sale

    On April 26, 2001, the Company completed the sale of 3.3 million shares of Norfolk Southern Corporation common stock. The shares were sold in open market transactions on the New York Stock Exchange at an average price of $17.39 per share. The following describe the adjustments made to reflect the transaction:

(c)	Reflects the reduction to revenues as a result of the Sale.
(d)	To reflect the reduction in interest expense related to the reduction in long-term debt from the Sale.
(e)	To adjust income tax expense related to the reduction in long-term debt reflected in the Stock Sale.

3.       Pro Forma Adjustments --The Acquisition

    On July 23, 2001, the Company, through its wholly owned subsidiary, Virginia Acquisition Corp., acquired all of the outstanding stock of Synergy Oil and Gas, Inc., a Texas corporation. Synergy was a privately owned independent exploration and production company with operations primarily in the Texas onshore Gulf Coast and West Texas areas. The acquisition was made pursuant to an Agreement and Plan of Merger among the Company, Virginia Acquisition Corp. and Synergy. Cash consideration for the stock was approximately $112 million, which was funded by advances under the Companys revolving credit facility and available cash on hand.

    To record purchase accounting adjustments related to the allocation of the purchase price of the acquisition of Synergy, including estimated merger costs, to assets acquired and liabilities assumed in accordance with the purchase method of accounting.

    The following is a preliminary calculation of the purchase price in connection with the acquisition as if it occurred on June 30, 2001 (in thousands):
Total purchase price	$ 112,000
Working capital adjustment	1,958
Long-term debt assumed	(2,300)
Purchase price adjustments	687
Amount paid	$ 112,345

          (f)     The following is a preliminary allocation of the purchase price to assets acquired and liabilities incurred and assumed, based on their estimated fair values at June 30, 2001 (in thousands):

Allocation of purchase price:
Current assets	$ 5,369
Oil and gas properties and equipment	156,894
Other assets	2,133
Current liabilities	(5,711)
Non-current liabilities	(1,149)
Deferred income taxes	(45,191)
Penn Virginia Debt	(112,345)

                    The final purchase accounting adjustments, including allocation, is subject to changes in the actual merger costs incurred, purchase price adjustments and fair values of assets acquired and liabilities assumed at the date of acquisition.
(g)	To reverse historical accumulated depreciation, depletion and amortization in connection with the purchase price allocation in accordance with the purchase method of accounting. See footnote (f).
(h)	To reflect the elimination of convertible subordinated debentures. By virtue of the Acquisition, each convertible debenture was canceled and converted into Synergy shares.
(i)

The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and estimated future abandonment costs, pro forma production and pro forma proved reserves, giving effect to the purchase of Synergy and comparing such computation with historical amounts.

(j)

The pro forma interest expense has been adjusted to reflect the reduction in interest expense resulting from the assumed purchase of Synergy as of January 1, 2000, offset by funds provided by the Stock Sale, the Property Sale and the IPO.

(k)

The pro forma income tax expense has been adjusted to give tax effect to pro forma adjustments to depreciation, depletion and amortization and interest expense. The Penn Virginia historical effective tax rate of 35.0 percent was used for 2000 and the first quarter of 2001.

4.         Pro Forma Adjustments - The IPO

    On September 14, 2001, the Company transferred its coal reserves and related assets to the subsidiary of Penn Virginia Resource Partners, L. P. (the "Partnership"), a master limited partnership. An initial public offering of 6,500,000 common partnership units at $21.00 per unit was completed and the units began trading on the New York Stock Exchange on October 25, 2001 under the symbol PVR. Including the exercise of an over-allotment option granted to the underwriters of the IPO, 7,475,000 common unites were sold to the public, representing approximately 48 percent of the Partnership, with the Company retaining the remaining ownership.

    In conjunction with the completion of the IPO, the Partnership entered into a new three year credit facility led by PNC Bank. The credit facility is comprised of an unsecured $50,000,000 revolving credit portion which is currently undrawn and available, and a $43,386,750 term loan secured by United States Treasuries purchased by the Partnership.

   The following describes the adjustments made to reflect the IPO in the June 30, 2001 balance sheet, the income statement for the year ended December 31, 2000, and the income statement for the six months ended June 30, 2001:

(l)	Reflects the net proceeds from the underwriters, including the exercise of the over-allotment option. The net proceeds represents a 48 percent ownership of the Partnership by the public, the minority interest, with the Company retaining the remaining ownership. The net proceeds from the underwriters was paid to the Company as follows:
(in thousands)
Initial public offering of 6,500,000 common units at $21.00 per unit	$ 136,500
Exercise of 15% over-allotment option by the underwriters, resulting in 975,000 additional common units offered to the public at $21.00 per unit.	20,475
Total proceeds	156,975
Less underwriting fees and expenses assessed at 7 percent of total proceeds	(10,988)
Cash proceeds	145,987
Less other legal, accountants, printer and registration fees	(4,100)
Net proceeds	$ 141,887

(m)	Reflects the proceeds from the term loan facility of $43,386,750 and the corresponding purchase of United States Treasury Notes of $43,386,750 used to secure the facility.
(n)	Reflects the payment of debt financing fees of $879,000, which will be capitalized and amortized over a three year period.
(o)	Reflects the reduction in long-term debt using the proceeds from the IPO.
(p)	The pro forma adjustment to interest expense and related tax expenses applicable to the IPO. Interest expense is calculated as follows:

	Three Months Ended December 31, 2000	Six Months Ended June 30, 2001
	(in thousands)
Bank debt ($43,386,750 drawn under term loan facility at a rate of 2.83%) (1)	$ 1,228	$ 614
Commitment fee on revolving credit facility at a rate of 0.5%	250	125
Amortization of deferred debt financing fees	293	147
	$ 1,771	$ 886

_________________

        (1)  The effect of fluctuations of 0.125% and 0.25% in annual interest rates in respect of the term loan facility on pro forma interest expense would have been approximately $54,000 and $108,000, respectively, for the year ended December 31, 2000 and approximately $27,000 and $54,000, respectively, for the six months ended June 30, 2001.

(q)	Reflects minority interest ownership of 48 percent for the year ended December 31, 2000 and the six months ended June 30, 2001.